UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ENCISION INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCISION INC.

6797 Winchester Circle
Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 2, 2006

To Our Shareholders:

The Annual Meeting of Shareholders of Encision Inc., a Colorado corporation, will be held at 10:00 A.M. Mountain Time, on August 2, 2006, at the offices of Faegre & Benson LLP, 1900 Fifteenth Street, Boulder, Colorado, 80302, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.                                       To elect seven Directors;

2.                                       To ratify the appointment of Gordon, Hughes & Banks, LLP as our independent public accountants, and;

3.                                       To transact such other business as may properly come before the meeting, or any adjournment thereof.

All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on June 23, 2006, will be entitled to notice of, and to vote at, the meeting or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Roger C. Odell
Roger C. Odell
Chairman of the Board

June 30, 2006

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROMPT RETURN OF THE PROXY WILL HELP TO ASSURE A QUORUM AT THE MEETING AND AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

ENCISION INC.

6797 Winchester Circle
Boulder, CO 80301

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 2, 2006

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Encision Inc., a Colorado corporation, for use at our Annual Meeting of Shareholders to be held at 10:00 A.M. Mountain Time, on August 2, 2006, at the offices of Faegre & Benson LLP, 1900 Fifteenth Street, Boulder, Colorado, 80302 and at any and all adjournments of such meeting.

If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed Proxy Cards that contain no instructions will be voted for each of the nominees for director indicated herein. It is anticipated that this Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting will be mailed to our shareholders on or about June 30, 2006.

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to our secretary, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.

We will bear the costs of the meeting, including the costs of preparing and mailing the Proxy Statement, Notice of Annual Meeting and Proxy Card. We may, in addition, use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers, and others who hold shares of our common stock in nominee names to distribute annual reports and proxy soliciting materials to beneficial owners, and we will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

OUTSTANDING CAPITAL STOCK

The record date for shareholders entitled to vote at the Annual Meeting was June 23, 2006. At the close of business on that day, there were 6,400,437 shares of our common stock, no par value, outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote.

QUORUM AND VOTING

The presence in person or by proxy of the holders of a majority of the total issued and outstanding shares of our common stock that are entitled to be voted at the Annual Meeting is necessary in order to constitute a quorum for the meeting. Abstentions and broker “non-votes” will be counted for purposes of attaining a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote will be required to elect directors and approve any other matter to be voted on by the shareholders at the meeting. Thus, abstentions and broker non-votes have the same effect as a vote against a particular proposal.

ACTIONS TO BE TAKEN AT THE MEETING

The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (1) FOR the election of each of the seven nominees named herein for the office of Director, (2) FOR ratification of the appointment of Gordon, Hughes & Banks, LLP as our independent public accountants and (3) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

If shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter of business.

SHAREHOLDER PROPOSALS

Shareholder proposals intended for presentation at our 2007 Annual Meeting of Shareholders, including shareholder recommendation for nominees for election to our board of directors, must be received by us at our offices in Boulder, Colorado, not later than May 16, 2007, and in order for any such proposal to be included in our Proxy Statement for the 2007 Annual Meeting of Shareholders, such proposal must be received by us no later than March 3, 2007.

ELECTION OF DIRECTORS

(Proxy Item #1)

Our board of directors has nominated the seven persons listed below for election as directors for the ensuing year, each to hold office until the 2007 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their death, resignation or removal. A shareholder using the enclosed Proxy Card can vote for all or any of the nominees of the board of directors or such shareholder may withhold his or her vote from all or any of such nominees. If the Proxy Card is properly executed but not marked, it will be voted for all of the nominees. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as our board of directors may recommend. There are no family relationships among these nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

The following table sets forth the members of our board of directors, their ages as of March 31, 2006, and their positions and offices held:

Name	Age	Position
Vern D. Kornelsen(1)(2)	73	Director

Robert H. Fries(1)(2)	57	Director

Bruce L. Arfmann(3)	59	Director

George A. Stewart(3)	63	Director

John R. Serino	58	Director President & CEO

David W. Newton	59	Director Co-Founder, VP - Technology

Roger C. Odell	55	Director Co-Founder and Chairman of the Board, VP - Business Development

(1)    Member of the Compensation Committee

(2)    Member of the Nominating Committee

(3)    Member of the Audit Committee

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our executive officers are appointed by, and serve at the discretion of, our board of directors. Our board of directors has an audit committee, a nominating committee, and a compensation committee. There is no family relationship between any of our directors and any other of our directors or officers.

Vern D. Kornelsen, is one of our co-founders and served on our board of directors and as our Chief Financial Officer from 1991 through February of 1997. He was re-elected to the board of directors in April 1998. Mr. Kornelsen is the General Partner of CMED Partners LLLP, one our principal shareholders. Mr. Kornelsen is a retired CPA, having practiced as a certified public accountant in the state of Colorado for many years. For the past six years, he has been active in managing two investment partnerships, of which he is the general partner, as well as serving as an officer and director of several private companies of which he is the controlling stockholder. Mr. Kornelsen received a Bachelor of Science degree in business from the University of Kansas.

Robert H. Fries has served on our board of directors since June 2003. Mr. Fries is a founder and the President of FinanceVision Services, Inc. and has served as a finance executive with a broad range of large public multinational companies. Since March 2000, he has provided us with financial consulting services. Mr. Fries’ credentials include a Masters in Business Administration from St. John’s University, New York, a CPA and a Juris Doctor Degree from Jones School of Law.

Bruce L. Arfmann has served on our board of directors since July 2005. Mr. Arfmann is a business consultant for private and public companies working with top management and boards of directors. During the 1990s he served as Executive Vice President and Chief Financial Officer for Colorado Medtech, Inc. Mr. Arfmann spent twenty years with Arthur Andersen, domestically and internationally, and was a Partner his last eight years. Mr. Arfmann received a Bachelor of Science degree in accounting from the University of Wyoming.

George A. Stewart has served on our board of directors since July 2005. Mr. Stewart is an active international medical industry consultant with 35 years of experience in medical devices. He was formerly President of Pfizer Medical Devices, a group of seven specialty device companies, from 1995 through to the divestiture of those businesses in 2000. Before assuming the group presidency, Mr. Stewart was President and Chief Executive Officer of three of those businesses: Shiley Inc., Irvine CA. (1990 — 1991), Schneider Inc., Minneapolis MN and Bulach Switzerland (1991 — 1993) and Valleylab Inc., Boulder CO (1993 — 1995). Mr. Stewart received an MBA and a BBA degree from Western Colorado University.

John R. Serino has served as our President & Chief Executive Officer since July 2004 and on our board of directors since July 2004. Mr. Serino is a veteran medical industry executive with over 15 years in the medical device business. From 2000 until 2004, Mr. Serino was with Quinton Cardiology Inc. as its Vice President of Sales and Marketing, where he was a member of its turnaround management team. From 1995 until 1999, he was with PLC Medical Systems, which pioneered CO2 laser systems for the treatment of patients with severe coronary artery disease, as its Vice President of Sales and Marketing. Mr. Serino received an MBA degree from the University of La Verne and a Bachelor of Science degree from Crieghton University.

David W. Newton, is one of our co-founders and has been our Vice President and one of our directors since our inception in 1991. From 1989 until 1991, Mr. Newton was President of Newton Associates, Inc., a contract engineering firm. From 1985 to 1989, Mr. Newton was President of Tienet, Inc., a developer of integrated computer systems. Mr. Newton has an additional 14 years of experience as an electrical engineer designing electrosurgical generators and related accessories. Mr. Newton holds nine patents in the field of medical electronic equipment and holds a Bachelor of Science Electrical Engineering degree from the University of Colorado.

Roger C. Odell, the Chairman of our board of directors, is one of our co-founders, has served on our board of directors since our inception, and is our Vice President of Business Development. From 1976 until 1991, Mr. Odell was employed at Valleylab in a variety of increasingly responsible engineering capacities, primarily involving electrosurgical products. Mr. Odell holds an Associate of Applied Science degree in electrical engineering from Alfred State University.

Director Meetings

During the fiscal year ended March 31, 2006, our board of directors met five times. Except for Messrs. Bruce L. Arfmann and George A. Stewart, who were not directors during the entire fiscal year, but have attended all meetings since becoming directors, all directors nominated for re-election to the board of directors attended all of the meetings of the board of directors and all meetings of the committees of the board of directors on which they were members during fiscal year 2006. There were four meetings of the audit committee, two meetings of the compensation committee and one meeting of the nominating committee, attended by all directors who were members of the committees at the time of the meetings.

We encourage our incumbent directors to attend the Annual Meeting of Shareholders, subject to their travel schedule and other demands on their time. All incumbent directors attended the 2005 Annual Meeting of Shareholders.

We presently comply with the board of director independence requirements of the American Stock Exchange, as currently in effect and applicable to us.

Compensation of Directors

Our outside directors receive $12,000 a year for their services and are reimbursed for their out-of-pocket expenses incurred in connection with their directorship. Directors who serve on the audit committee receive an additional $6,000 a year for their services. In connection with their appointment to our board of directors on July 1, 2005, Messrs. Arfmann and Stewart were each awarded options to purchase 10,000 shares of our common stock, exercisable for five years at an exercise price of $2.63. On April 25, 2006, Mr. Fries was awarded additional options to purchase 5,000 shares of our common stock, exercisable for five years at an exercise price of $3.38.

Nominating Committee

The members of our nominating committee are Vern D. Kornelsen and Robert H. Fries. Our nominating committee recommends to our board of directors nominees for election to the board. Our nominating committee will consider recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are properly submitted in writing to our corporate secretary in the manner described for shareholder nominations below under the heading “Other Matters.” A director nominee must have a strong professional or other background, a reputation for integrity and responsibility and experience relevant to our business and operations. A director nominee must be able to commit appropriate time to prepare for, attend and participate in all meetings of our board of directors and its committees, as applicable, and the annual meeting of shareholders and must not have any conflicts of interest with our business and operations. Our nominating committee will also require some director nominees to be independent as defined under the American Stock Exchange listing standards. All director nominees, whether submitted by a shareholder or our nominating committee, will be evaluated in the same manner. All current members of the nominating committee are independent for purposes of the American Stock Exchange listing standards. Our board of directors has adopted a written Nominating Committee Charter, a copy of which is attached hereto as Appendix A and is not available on our website.

The nominating committee does not have an express policy with regard to the consideration of any director candidates recommended by our shareholders because the nominating committee believes that it can adequately evaluate any such nominees on a case-by-case basis. The nominating committee will consider director candidates proposed by shareholders in accordance with the procedures set forth above under “Shareholder Proposals,” and will evaluate shareholder-recommended candidates for director under the same criteria as internally generated candidates. Although the nominating committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our board and its committees.

Compensation Committee

The members of the compensation committee are Vern D. Kornelsen and Robert H. Fries. Our Compensation Committee reviews and approves compensation for our executive officers whose compensation is approved by our Board of Directors upon recommendation of the Compensation Committee. Our Compensation Committee also administers our stock option plans. Our Compensation Committee held two meetings during the fiscal year ended March 31, 2006.

Audit Committee

Our board of directors maintains an audit committee comprised of our outside directors. The board of directors and the audit committee believe that the audit committee’s current members satisfy the American Stock Exchange’s requirement that audit committee members be “independent directors” as that term is currently defined by the American Stock Exchange’s Corporate Governance Requirements.

Until July 1, 2005, Vern D. Kornelsen and Robert H. Fries comprised the audit committee. Since July 1, 2005, Bruce L. Arfmann and George A. Stewart have comprised the audit committee. Their backgrounds are more fully disclosed in their biographies under “Election of Directors.”

Until July 1, 2005, Robert H. Fries was the audit committee’s “financial expert,” and Mr. Fries was “independent” under the American Stock Exchange’s rules as in effect and applicable to us during his service on the audit committee. Effective July 1, 2005, Bruce L. Arfmann assumed the role of the audit committee’s “financial expert” and is “independent” under the American Stock Exchange’s rules as currently in effect and applicable to us.

Shareholder Communications with Directors

Shareholders and other interested parties wishing to contact any member (or all members) of our board of directors or any committee of the board may do so by mail, addressed, either by name or title, to the board of directors or to any such individual director or group or committee of the directors, and all such correspondence should be sent to our principal office. Our administrative staff may review any such communications to ensure that inappropriate material is not forwarded to the board of directors or to any individual director. The board of directors intends to continuously evaluate its communication process with our shareholders, and may adopt additional procedures to facilitate shareholder communications with the board of directors, consistent with standards of professionalism and our administrative resources.

Code of Ethics

We have adopted a Code of Ethics that applies to our  principal executive officer, principal financial officer, and principal accounting officer. The Code of Ethics is available on the investor relations page of our website at www.Encision.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation earned or awarded to each person who served as our chief executive officer during our most recently completed fiscal year, and to each of our executive officers who earned in excess of $100,000 during our most recently completed fiscal year, (collectively, the “Named Executive Officers”).

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options/# of Shares
John R. Serino,(1)	2006	157,894	—	—		—
Director, President & CEO	2005	138,846	—	24,742	(2)	200,000
	2004	—		—		—

Roger C. Odell,	2006	116,297	—	—		10,000
Director, VP - Business	2005	106,504	—	—		—
Development	2004	99,492	—	—		—

David W. Newton,	2006	111,825	—	—		—
Director, VP - Technology	2005	106,504	—	—		—
	2004	99,492	—	—		—

James A. Bowman	2006	—	—	—		—
Former Director, President &	2005	75,408	—	614,642	(3)	—
CEO	2004	175,000	—	—		—

(1)          Mr. Serino was appointed as our President and Chief Executive Officer on July 6, 2004.

(2)          Represents relocation paid.

(3)          Represents value from stock options.

Executive Officers

The following table sets forth the names of our executive officers, their ages as of March 31, 2006, and their positions and offices held:

Name	Age	Position
John R. Serino	58	President & CEO

Roger C. Odell	55	VP - Business Development

David W. Newton	59	VP - Technology

Marcia McHaffie	60	Controller, Treasurer, Corporate Secretary

Judith King	56	VP - Regulatory Affairs & Quality Assurance

Richard Smoot	46	VP - Operations

Warren Taylor	45	VP - Engineering

Employment Agreements

We have entered into an employment agreement with Roger C. Odell dated March 3, 1997 which allows either party to terminate the agreement for any reason. In the event that the agreement is terminated, Mr. Odell is entitled, for a period of one year, to receive benefits and severance pay at the rate of his annual salary as of the date of termination, payable in equal monthly amounts.

Stock Options

On August 15, 1997, our shareholders approved the adoption of the 1997 Stock Option Plan (the “Plan”) providing for grants of stock options and/or supplemental bonuses to our employees and directors. The Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and also nonqualified stock options which do not meet the requirements of Section 422. As approved by the shareholders, we had reserved 800,000 shares of our common stock for issuance upon exercise of options granted under the 1997 Plan.

On July 24, 2002, our shareholders approved an amendment by our board of directors to increase the number of common shares reserved for issuance under the Plan by 100,000 shares, to a total of 900,000 from 800,000 shares of common stock subject to adjustment for dividend, stock split or other relevant changes in our capitalization.

On August 16, 2004, our shareholders approved an amendment by our board of directors to increase the number of common shares reserved for issuance under the Plan by 300,000 shares, to a total of 1,200,000 shares of common stock subject to adjustment for dividend, stock split or other relevant changes in our capitalization. As of

March 31, 2006, options to purchase an aggregate of 1,081,847 shares of our common stock (net of options canceled) had been granted pursuant to the Plan and 633,830 options had been exercised, leaving 448,017 still subject to exercise.

As of March 31, 2006, the market value of all shares of our common stock subject to outstanding options was $1,536,698 (based upon the closing price as reported on the American Stock Exchange on such date). The compensation committee of the board of directors administers the Stock Option Plan.

Option Grants in Last Fiscal Year

There were no grants of options to acquire shares of our common stock made to Named Executive Officers during the fiscal year ended March 31, 2006.

Options Exercised in Last Fiscal Year

The following table sets forth certain information regarding the number and value of exercisable and unexercisable options to purchase shares of common stock held as of the end of our 2006 fiscal year by the Named Executive Officer:

AGGREGATED 2006 FISCAL YEAR END
OPTION EXERCISES AND OPTION VALUES

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at March 31, 2006 (#)		Value of Unexercised in-the-Money Options at March 31, 2006 ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
John R. Serino	—	—	86,732	113,168	50,305	65,637

David W. Newton	—	—	28,615	1,385	40,919	1,981

Roger C. Odell	—	—	3,530	6,470	1,518	2,782

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 10, 2006, the number of shares of our common stock owned by any person who is known by us to be the beneficial owner of more than 5% of our voting securities, by all individual directors, by all Named Executive Officers, and by all officers and directors as a group:

Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Class
Vern D. Kornelsen(3)	1,878,443	29.3%
John R. Serino(4)	114,688	1.8%
David W. Newton(5)	295,949	4.6%
Roger C. Odell(6)	67,814	1.1%
Robert H. Fries(7)	20,000	*
Bruce L. Arfmann(8)	10,000	*
George A. Stewart(9)	10,000	*

All executive officers and directors as a group (11 Persons)(10)	2,483,791	37.7%

Other Shareholders holding 5% or more:

CMED Partners LLLP(11)	1,830,222	28.6%
Wasatch Advisors, Inc.(12)	509,359	8.0%
James A. Bowman(13)	609,250	9.5%

*    Less than 1%.

(1)             The address of each director and officer of the Company is 6797 Winchester Circle, Boulder, CO  80301.

(2)             Shares not outstanding but deemed beneficially owned by virtue of the individual’s right to acquire them as of June 10, 2006, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group. Unless otherwise indicated, each person named or included in the group has sole voting and investment power with respect to the shares of Common Stock set forth opposite the shareholder’s name.

(3)             Includes 48,221 shares owned directly and 1,830,222 shares owned by CMED Partners LLLP, of which Mr. Kornelsen is the General Partner.

(4)             Includes 104,688 shares issuable pursuant to options exercisable as of June 10, 2006, or within 60 days of such date.

(5)             Includes 30,000 shares issuable pursuant to options exercisable as of June 10, 2006, or within 60 days of such date.

(6)             Includes 4,248 shares issuable pursuant to options exercisable as of June 10, 2006, or within 60 days of such date.

(7)             Includes 15,000 shares issuable pursuant to options exercisable as of June 10, 2006, or within 60 days of such date.

(8)             Includes 10,000 shares issuable pursuant to options exercisable as of June 10, 2006, or within 60 days of such date.

(9)             Includes 10,000 shares issuable pursuant to options exercisable as of June 10, 2006, or within 60 days of such date.

(10)       Includes 194,558 shares issuable pursuant to options exercisable as of June 10, 2006, or within 60 days of such date.

(11)       The address of CMED Partners LLLP is 4605 Denice Drive, Englewood, CO  80111.

(12)       Based on Amendment No. 4 Schedule 13G/A, filed February 14, 2006. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT  84111.

(13)       Based on Schedule 13D, filed August 17, 2004. The address of Mr. Bowman is 760 Walnut St., Boulder, CO  80302.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended March 31, 2006 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended March 31, 2006, to our knowledge, our directors, officers and holders of more than 10% of our common stock have complied with all Section 16(a) filing requirements.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proxy Item #2)

Our board of directors and audit committee have selected Gordon, Hughes & Banks, LLP as our independent accountant to audit our financial statements for the fiscal year ending March 31, 2007. The decision to engage Gordon, Hughes & Banks, LLP was approved by our board of directors and audit committee, and this appointment is being submitted to our shareholders for ratification at the Annual Meeting.

On March 31, 2004, the audit committee engaged Gordon, Hughes & Banks, LLP as the principal accountant to audit our financial statements for the fiscal year ended March 31, 2005. Gordon, Hughes & Banks, LLP  served as the principal accountant to audit our financial statements for the fiscal years ended March 31, 2006 and 2005. We expect that a representative of Gordon, Hughes & Banks, LLP will be present at the Annual Meeting and will be available to respond to appropriate questions, and such representative will have the opportunity to make a statement at the meeting.

During our two most recent fiscal years and any subsequent interim period preceding June 30, 2006, there were no disagreements between us and Gordon, Hughes & Banks, LLP, on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF GORDON, HUGHES & BANKS, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

Audit Committee Report

Our board of directors maintains an audit committee comprised of our outside directors. The board of directors and the audit committee believe that the audit committee’s current members satisfy the American Stock Exchange’s requirement that audit committee members be “independent directors” as that term is currently defined by the American Stock Exchange’s Corporate Governance Requirements.

Until July 1, 2005, Vern D. Kornelsen and Robert H. Fries comprised the audit committee. Since July 1, 2005, Bruce L. Arfmann and George A. Stewart have comprised the audit committee. Their backgrounds are more fully disclosed in their biographies under “Election of Directors.”

Until July 1, 2005, Robert H. Fries was the audit committee’s “financial expert,” and Mr. Fries was “independent” under the American Stock Exchange’s rules as in effect and applicable to us during his service on the audit committee. Effective July 1, 2005, Bruce L. Arfmann assumed the role of the audit committee’s “financial expert” and is “independent” under the American Stock Exchange’s rules as currently in effect and applicable to us.

The audit committee oversees our financial process on behalf of the board of directors. The audit committee has adopted a written charter. A copy of the audit committee’s current charter is attached to this Proxy Statement as Appendix B. The audit committee reviews and reassesses the adequacy of its charter on an annual basis. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and us including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1. The audit committee approves in advance any and all audit services, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors. The independent auditors and our management are expected to periodically report to the audit committee the extent of services provided by the independent auditors and the fees associated with these services.

The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. The audit committee met four times in the fiscal year ended March 31, 2006.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the year ended March 31, 2006, for filing with the Securities and Exchange Commission.

Audit Fees

Fees and related expenses for the fiscal year ended March 31, 2006 audit by Gordon, Hughes & Banks, LLP were approximately $20,000, of which none has been billed through March 31, 2006 and approximately $18,415 for the fiscal year ended March 31, 2005.

Audit-Related Fees

Audit-related expenses include $6,544 to Gordon, Hughes & Banks, LLP related to the review of the financial statements contained in our quarterly 10-QSB filings for the fiscal year ended March 31, 2006, of which $6,544 has been billed through March 31, 2006 and approximately $5,981 for the fiscal year ended March 31, 2005.

Tax Fees

Gordon, Hughes & Banks, LLP did not render any services related to tax return preparation or tax planning for the fiscal years ended March 31, 2006 or March 31, 2005.

All Other Fees

There were no aggregate fees billed for all other services rendered by Gordon, Hughes & Banks, LLP for the fiscal years ended March 31, 2006 or March 31, 2005.

Approval of Auditor Services and Fees

Our Audit Committee ensures that we engage our independent public accountants to provide only audit and non-audit services that are compatible with maintaining the independence of our independent public accountants. Our Audit Committee approves or pre-approves all services provided by our independent public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. All fees identified in the preceding first two paragraphs were approved by our Audit Committee.

Submitted by the Audit Committee

Bruce L. Arfmann, Audit Committee Member
George A. Stewart, Audit Committee Member

OTHER MATTERS

We know of no other matters that may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed Proxy Card, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

ANNUAL REPORT TO SHAREHOLDERS

The Annual Report of the Company for the fiscal year ended March 31, 2006, including audited Financial Statements for the year then ended, as filed with the Securities and Exchange Commission on Form 10-KSB is being mailed to Shareholders on or about June 30, 2006 with these proxy materials.

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: 6797 Winchester Circle, Boulder, CO 80301, Attention: Marcia McHaffie. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY. IN THE EVENT YOU ARE ABLE TO ATTEND, WE WILL, IF YOU REQUEST, CANCEL THE PROXY.

SIGNATURE

By Order of the Board of Directors

/s/ Roger C. Odell
Chairman of the Board of Directors

Boulder, Colorado
June 30, 2006

Appendix A

ENCISION INC.

NOMINATING COMMITTEE CHARTER

1. PURPOSE

The Nominating Committee (the “Committee”) shall recommend candidates for election to the Company’s Board of Directors (the “Board”).

2. COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than two directors, each of whom shall be an “independent director” as required by the rules of the American Stock Exchange. Each Committee member shall be subject to annual reconfirmation by the Board and may be removed by the Board at any time.

3. RESPONSIBILITIES AND DUTIES

In carrying out the purpose set forth in Section 1 above, the Committee shall:

1.               Identify and review candidates for the Board and recommend to the full Board candidates for election to the Board, and from time to time review the process for identifying and evaluating candidates for election to the Board. The Committee may engage or terminate consultants or third-party search firms to assist in identifying and evaluating potential nominees.

2.               Recommend to the Board candidates to fill vacancies on the Board as necessary.

3.               Recommend to the Board any changes to the size and composition of the Board.

4.               Review from time to time the appropriate skills and characteristics required of Board members, including such factors as business experience, diversity, and personal skills in areas that are expected to contribute to an effective Board.

5.               Have full access to the Company’s executives as necessary to carry out this responsibility.

6.               Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

7.               Review the Committee Charter from time to time for adequacy and recommend any changes to the Board.

8.               Report to the Board on the major items covered at each Committee meeting.

4. COMMITTEE MEETINGS

The Committee will meet periodically as necessary to act upon any matter within its jurisdiction. A majority of the total number of members of the Committee shall constitute a quorum at all Committee meetings.

A-1

Appendix B

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
ENCISION INC.

This Audit Committee Charter (“Charter”) was adopted by the Board of Directors (the “Board”) of Encision Inc. (the “Company”) effective as of May 22, 2006.

PURPOSE

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding:

a.               the accounting and financial reporting processes of the Company,

b.              the integrity of the Company’s financial statements,

c.               the Company’s compliance with legal and regulatory requirements,

d.              the registered independent accountant’s qualifications and independence, and

e.               the performance of the independent accountant in its audits of the Company’s financial statements.

The Committee shall prepare the audit committee report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities as are assigned by law, the Company’s certificate of incorporation or bylaws or as may be delegated to it by the Board from time to time. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion.

While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it. Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The registered independent accountant is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and generally accepted accounting principles, and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or reviews or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s registered independent accountant) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by registered independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

MEMBERSHIP

The Committee shall consist of at least two (2) members of the Board, both of whom shall be independent Board members. All committee members must be able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and cash flow. No member of the Committee may have participated in the preparation of the financial statements of the Company at any time during the past three (3) years. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing and accounting.

Members of the Committee shall satisfy the independence and other requirements of any national stock exchange or automated quotation system (hereinafter, an “Exchange” or the “Exchange”) on which the Company’s stock is listed, traded or quoted, and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

At least one (1) member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Commission or the Company shall disclose in its annual report on Form 10-KSB the reasons why at least one member of the Committee is not an “audit committee financial expert”. In addition, at least one (1) member of the Committee, which may also be an audit committee financial expert, shall have had past employment experience in finance or accounting, as well as requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with the rules adopted by the Exchange. The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

General Responsibilities

1.                             The Committee will provide its reasonable efforts to facilitate open avenues of communication with the independent accountant and the Board, provided, however, that the independent accountant will report directly to the Committee.

2.                             The Committee Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agenda for each Committee meeting. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s Bylaws or Guidelines that are applicable to the Committee.

3.                             The Committee must report committee actions to the full Board and may make appropriate recommendations.

4.                             The Committee has the power to conduct or authorize investigations into matters within the Committee’s scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountant for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, to any advisors employed by the Committee, and or ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out its duties.

5.                             The Committee will meet at least four times each year, more frequently if circumstances make that preferable. The Committee Chair has the power to call a meeting of the Committee whenever he or she thinks there is a need.

A member of the Committee should not vote on any matter in which he or she is not independent. The Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

6.                             The Committee will do whatever else the law, the Company’s charter or bylaws or the Board require.

Responsibilities for Engaging Independent Accountants

1.                             The Committee will select the independent accountants for Company audits. The Committee’s selection is subject to approval by the full Board. The Committee also will review and set any fees paid to the independent accountants, provide oversight of their work and review and approve dismissal of the independent accountants.

2.                             The Committee shall request and evaluate a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Company that could bear on their independence as required by the Independence Standards Board Statement No. 1, discuss such report with the independent accountant, oversee the independence of the accountants and, if so determined by the Committee, take appropriate action to address issues raised by such evaluation. The Committee shall pre-approve, pursuant to policies and procedures deemed by the Committee to be desirable and appropriate, audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountant. The Committee may, when appropriate, form and delegate authority to subcommittees consisting of one or more  members of the Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. The Committee shall discuss with management and the registered independent accountants any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or audit function.

3.                             The Committee will consider, in consultation with the independent accountant, the audit scope and procedural plans made by the independent accountant.

4.                             The Committee will listen to management and the primary independent accountant if either thinks there might be a need to engage additional accountants. The Committee will decide whether to engage an additional firm and, if so, which one.

Responsibilities for Reviewing Internal Audits, the Annual External Audit and the Review of Quarterly and Annual Financial Statements

1.                             The Committee will ascertain that the independent accountant views the Board as its client, that it will be available to the full Board at least annually and that it will provide the Committee with a timely analysis of significant financial reporting issues.

2.                             The Committee will ask management and the independent accountant about significant risks and exposures and will assess management’s steps to minimize them.

3.                             The Committee will review the following with the independent accountant:

a.                   The adequacy of the Company’s internal controls, including computerized information system controls and security.

b.                  Any significant findings and recommendations made by the independent accountant, together with management’s responses to them.

4.                             Shortly after the annual examination is completed, the Committee will review the following with management and the independent accountant:

a.                   The company’s annual financial statements and related footnotes.

b.                  The independent accountant’s audit of and report on the financial statements.

c.                   The independent accountant’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

d.                  Any serious difficulties or disputes with management encountered during the course of the audit.

e.               Anything else about the audit procedures or findings that Generally Accepted Auditing Standards requires the independent accountants to discuss with the Committee.

5.                             The Committee will review annual filings with the Commission and other published documents containing the Company’s financial statements and will consider whether the information in the filings appears consistent with the information in the financial statements.

6.                             The Committee will review the interim financial reports with management and the independent accountant before those interim reports are released to the public or filed with the Commission or other regulators.

7.                             Concerning earnings releases and other matters

(i)  The Committee shall discuss with management and the registered independent accountant the type of financial information and the type of presentation of that information to generally be disclosed in the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” information or any non-GAAP financial information and compliance with the provisions of Regulation G in this regard). The Committee’s discussion in this regard need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

(ii) The Committee shall establish procedures for (a) receipt, retention, and treatment of complaints received by the Company with respect to accounting,

internal auditing controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall discuss with management and the registered independent accountant any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or audit function.

8.                             The Committee shall, in accordance with the Company’s Bylaws or Guidelines, review all related-party transactions and potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Committee.

9.                             The Committee shall discuss with the Company’s general counsel or outside counsel any legal and regulatory matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

10.                       The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for  inclusion in the Company’s annual proxy statement.

Periodic Responsibilities

1.                             Review and update the Committee’s Charter annually and submit any recommended changes to the Board for its consideration.

2.                             Review, with the independent accountant, the results of the Committee’s review of compliance with the Company’s Code of Ethics.

3.                             Meet with the independent accountant and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Committee.

4.                             Review legal and regulatory matters that may have a material effect on the Company’s financial statements, compliance policies and programs and reports from regulators.

5.                             The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

ENCISION INC.

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD AUGUST 2, 2006

The undersigned hereby constitutes, appoints and authorizes John R. Serino and David W. Newton and each of them, the true and lawful attorneys and Proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote as designated below, all of the undersigned’s shares of the no par value common stock of Encision Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at 10:00 A.M. Mountain Daylight Time, on August 2, 2006, at the offices of Faegre & Benson LLP, 1900 Fifteenth Street, Boulder, Colorado, 80302 and at any and all adjournments thereof, for the following purposes:

1.      To elect seven (7) Directors:

☐                    For all nominees listed below (except as marked to the contrary):

☐                           Withhold authority to vote for the nominees listed below:
Bruce L. Arfmann
Robert H. Fries
Vern D. Kornelsen
David W. Newton
Roger C. Odell
John R. Serino
George A. Stewart

(INSTRUCTION: To withhold authority to vote for any individual nominee rather than all nominees, check the box next to “For all nominees listed below (except as marked to the contrary)” and draw a line through or otherwise strike out the name of the nominee (s) for whom authority to vote is to be withheld. If authority to vote for the election of any nominee is not withheld, the execution of this Proxy shall be deemed to grant such authority.)

2.      To approve of the appointment of Gordon, Hughes & Banks, LLP as the Company’s independent public accountants.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.      To transact such other business as may properly come before the meeting, or any adjournment thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and Proxies may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

DATED:	, 2006.

Signature(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENCISION INC. PLEASE SIGN AND RETURN THIS PROXY TO COMPUTERSHARE INVESTOR SERVICES, 350 INDIANA STREET, SUITE 800, GOLDEN, CO 80401. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.